UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 30, 2007


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


      Delaware                   1-8400              75-1825172
(State of Incorporation) (Commission File Number)  (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
 (Address of principal executive offices)             (Zip Code)


                           (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01.  Other Events.

AMR Corporation (AMR) is filing herewith a press release issued on March 30, 2007 as Exhibit 99.1, which is included herein. This press release was issued to provide an update on actions taken in the first quarter of 2007 as part of AMR's efforts to strengthen its balance sheet.

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  March 30, 2007
                                        Exhibit 99.1

                              CONTACT:       Andy Backover
                                   	     Corporate Communications
                                             Fort Worth, Texas
                                             817-967-1577
                                             corp.comm@aa.com

FOR RELEASE:  Friday, March 30, 2007

                AMR CORPORATION CONTINUES EFFORTS
                 TO STRENGTHEN ITS BALANCE SHEET

  COMPANY PAYS DOWN $285 MILLION REVOLVING CREDIT FACILITY AND
    PREPAYS $79 MILLION OF AIRCRAFT DEBT; PROVIDES UPDATE ON
                  $350 MILLION BOND REFINANCING

ACTIONS TO RESULT IN APPROXIMATELY $15 MILLION OF ANNUAL NET INTEREST
                             SAVINGS

     FORT WORTH, Texas - AMR Corp., the parent company of American Airlines, Inc., today provided an update on actions taken in the first quarter of 2007 as part of its ongoing efforts to strengthen its balance sheet and build a stronger financial foundation.
     AMR said that American Airlines has paid in full the $285 million principal balance of its senior secured revolving credit facility, which had been fully drawn since its establishment in December 2004. AMR's $444 million term loan facility remains outstanding.
     The Company said that the revolving credit facility may be redrawn, subject to certain conditions, and repaid from time to time depending on various factors, such as economic and industry conditions and the Company's financial condition.
     AMR also said that its wholly-owned subsidiary, American Eagle Airlines, Inc., has prepaid $79 million in principal amount of aircraft debt. The prepayment, which occurred in February, is incremental to AMR's $1.3 billion in scheduled principal payments in 2007.
     AMR anticipates ending the first quarter of 2007 with approximately $5.8 billion in cash and short-term investments, including a restricted balance of nearly $500 million, compared to a cash and short-term investment balance of $4.8 billion, including a restricted balance of $510 million, in the first quarter of 2006.
     AMR also said that it expects to complete by mid-April the refinancing of $350 million in municipal bonds that originally were issued in 1990 to help fund the development of American's Alliance Maintenance and Engineering Base in Fort Worth, Texas. The closing of the transaction is subject to certain government approvals. The refinanced bonds, to be issued by AllianceAirport Authority, Inc., will have a blended interest rate of 5.46 percent, down from a rate of 7.5 percent in the current bonds, and a final maturity of Dec. 1, 2029.
     AMR estimates that by paying down the revolving credit facility balance, prepaying the aircraft debt and refinancing the maintenance facility bonds, as described above, it will eliminate approximately $15 million of its annual net interest expense.
     "We believe that these actions illustrate our continued progress in strengthening our balance sheet, which is an important component of our Turnaround Plan that has helped to position our company for long-term success," said Thomas W. Horton, Executive Vice President of Finance and Planning and Chief Financial Officer of AMR. "While there is more work to do, we are building a stronger company by reducing debt and increasing liquidity while continuing to find ways to grow revenue and reduce costs."
     Other examples of AMR's balance sheet improvement include:

  - AMR has raised more than $1.1 billion through three equity issuances in the past 17 months, including the sale of 13 million new shares in January that raised approximately $500 million.
  - AMR reduced its total debt, which includes the principal amount of airport facility tax-exempt bonds and the present value of aircraft operating lease obligations, to $18.4 billion at the end of the fourth quarter of 2006, compared to $20.1 billion a year earlier. The Company expects to end the first quarter of 2007 with total debt of approximately $17.6 billion.
  - AMR reduced its net debt, which is defined as total debt less unrestricted cash and short-term investments, from $16.3 billion at the end of 2005 to $13.6 billion at the end of 2006. The Company expects to end the first quarter of 2007 with net debt of approximately $12.3 billion.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects", "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook", "may," "will," "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based on information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of total debt and net debt, and statements regarding the Company's liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations; the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2006.




                         AMR CORPORATION
               NON-GAAP AND OTHER RECONCILIATIONS
                           (Unaudited)
AMR Corporation                               Est. as of
Calculation of Net Debt                        March 31    As of December 31
(in millions, except as noted)                   2007*      2006       2005

Current and long-term debt                      $11,900    $12,463    $13,607
Current and long-term capital
lease obligations                                   900        927      1,088
Principal amount of certain airport facility
tax-exempt bonds and the present value of         4,800      4,973      5,435
aircraft operating lease obligations
                                                 17,600     18,363     20,130
Less: Unrestricted cash and short-term            5,300      4,715      3,814
investments

Net Debt				        $12,300    $13,648    $16,316



Note: The Company believes the Net Debt metric assists investors in understanding changes in the Company's liquidity and its progress in building a financial foundation under the Company's Turnaround Plan.
* The Company's estimates could differ from actual results.

Current AMR Corp. news releases can be accessed on the Internet.
               The address is:  http://www.aa.com